UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 7, 2001

(Date of earliest event reported)

Inland Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in the charter)

Maryland	000-30413	36-4246655
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield RoadOak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant's telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Since our Form 8-K filing on May 22, 2001 we have acquired two additional properties. The aggregate purchase price of the acquired properties exceeds 10 percent of our total assets as of December 31, 2000, and accordingly, we are filing this Form 8-K. This filing includes all properties purchased to date which were not previously reported under the Securities Exchange Act of 1934.

Jo-Ann Fabrics, Alpharetta, Georgia,

On June 8, 2001, we purchased an existing freestanding retail property known as Jo-Ann Fabrics located on approximately 3.445 acres and containing 38,418 gross leasable square feet. The property is located at 965 North Point Drive, in Alpharetta, Georgia.

We purchased the Jo-Ann Fabrics building from 965 North Point Commons, LLC, an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $4,902,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $128 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

The Jo-Ann Fabrics building was completed in 2000. It is a one-story, single-tenant, retail building. As of June 1, 2001, this property was 100% leased by Jo-Ann Fabrics (a fabric and craft supply retail store).

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, price per square foot, quality of tenant, length of lease, occupancy and the fact that overall rental rate is comparable to market rates. We believe that this property is well located, has acceptable roadway access, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

One tenant, Jo-Ann Fabrics leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Jo-Ann Fabrics	38,418	100	12.85	11/01/00	01/31/06
			13.35	02/01/06	01/31/11
			13.85	02/01/11	01/31/16
Option 1			14.35	02/01/16	01/31/21
Option 2			14.85	02/01/21	01/31/26
Option 3			15.35	02/01/26	01/31/31

For federal income tax purposes, the depreciable basis in this property will be approximately $3,700,000.When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

As of June 1, 2001, all of the 38,418 square feet of this property was leased to Jo-Ann Fabrics. The following table provides information relating to that lease:
	ApproximateGLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)

Jo-Ann Fabrics	38,418	1/31/16	3/5 yr.	493,671	12.85

In general, Jo-Ann Fabrics pays all real estate taxes, insurance and common area maintenance costs. We are responsible for the roof and structure of the property.
Year Ending December 31,	Number of Leases Expiring	Approx. GLA of Expiring Leases (Sq. Ft.)	Annual Base Rent of Expiring Leases ($)	Total Annual Base Rent ($)	Average Base Rent Per Square Foot Under Expiring Leases ($)	Percent of Total Building GLA Represented By Expiring Leases (%)	Percent of Annual Base Rent Represented By Expiring Leases (%)

2001	-	-	-	493,671	-	-	-
2002	-	-	-	493,671	-	-	-
2003	-	-	-	493,671	-	-	-
2004	-	-	-	493,671	-	-	-
2005	-	-	-	493,671	-	-	-
2006	-	-	-	493,671	-	-	-
2007	-	-	-	512,880	-	-	-
2008	-	-	-	512,880	-	-	-
2009	-	-	-	512,880	-	-	-
2010	-	-	-	512,880	-	-	-

We received an appraisal which states that it was prepared in conformity with the Uniform Standards of Professional Appraisal Practice for a Limited Appraisal Report of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for the Jo-Ann Fabrics building, as of April 10, 2001, to be $5,000,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Woodstock Square Shopping Center, Atlanta, Georgia

On June 7, 2001, we purchased an existing shopping center known as Woodstock Square located on approximately 21 acres and containing 218,819 gross leasable square feet. The center is located at 120-142 Woodstock Square Avenue, in Atlanta, Georgia.

We purchased Woodstock Square from the Sembler Family Partnership, an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $27,592,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $126 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Woodstock Square was completed in 2001. Woodstock Square is comprised of three one-story, multi-tenant, retail buildings and one outlot building. As of June 1, 2001, this property was approximately 97% leased. A SuperTarget department store is located at the property and was not included in this transaction.

Three tenants, Kohl's (a department clothing store), Old Navy (a clothing retail store) and Office Max (an office products retail store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Kohl's	86,584	40	8.78	03/01/01	01/31/12
			8.95	02/01/12	01/31/22
Option 1			9.20	02/01/22	01/31/27
Option 2			9.45	02/01/27	01/31/32
Option 3			9.70	02/01/32	01/31/37
Option 4			9.95	02/01/37	01/31/42

Old Navy	25,000	11	11.50	04/01/01	01/31/07
Option 1			12.74	02/01/07	01/31/13
Option 2			14.12	02/01/13	01/31/19

Office Max	23,500	11	12.00	04/01/01	01/31/12
			7.14	02/01/12	01/31/17
Option 1			13.00	02/01/17	01/31/22
Option 2			14.00	02/01/22	01/31/27
Option 3			15.00	02/01/27	01/31/32
Option 4			16.00	02/01/32	01/31/37

For federal income tax purposes, the depreciable basis in this property will be approximately $21,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

As of June 1, 2001, a total 212,019 square feet was leased to 19 tenants at this property. The following table sets forth certain information with respect to those leases:
	ApproximateGLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)

Powertel	1,400	04/04	2/3 yr.	28,000	20.00
Sun City Tanning	1,600	08/04	1/3 yr.	30,400	19.00
GNC	1,400	03/06	2/5 yr.	26,600	19.00
Hang-Ups	1,600	03/06	2/5 yr.	29,600	18.50
Hot Nails	1,200	03/06	1/5 yr.	24,000	20.00
Mattress Expo	5,200	03/06	1/5 yr.	114,400	22.00
Supercuts	1,200	03/06	1/5 yr.	25,200	21.00
Famous Footwear	8,000	05/06	2/5 yr.	120,000	15.00
Dress Barn	7,200	01/07	2/5 yr.	129,600	18.00
Old Navy	25,000	01/07	2/6 yr.	287,500	11.50
Bath & Body Works	2,800	03/11	2/5 yr.	55,720	19.90
Clothesline	3,500	03/11	2/5 yr.	64,750	18.50
Payless Shoes	2,800	03/11	2/5 yr.	56,000	20.00
Atlanta Bread Company	4,000	04/11	2/5 yr.	76,000	19.00
Lane Bryant	5,000	04/11	2/5 yr.	99,500	19.90
Ultra 3 Salon	10,800	05/11	3/5 yr.	173,880	16.10
PETsMART	19,235	05/16	4/5 yr.	228,897	11.90
Office Max	23,500	01/17	4/5 yr.	282,000	12.00
Kohl's	86,584	01/22	4/5 yr.	760,208	8.78
Vacant	6,800

In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Year Ending December 31,	Number of Leases Expiring	Approx. GLA of Expiring Leases (Sq. Ft.)	Annual Base Rent of Expiring Leases ($)	Total Annual Base Rent ($)	Average Base Rent Per Square Foot Under Expiring Leases ($)	Percent of Total Building GLA Represented By Expiring Leases (%)	Percent of Annual Base Rent Represented By Expiring Leases (%)

2001	-	-	-	2,601,855	-	-	-
2002	-	-	-	2,612,255	-	-	-
2003	-	-	-	2,614,455	-	-	-
2004	2	3,000	62,800	2,616,655	20.93	1.37	2.40
2005	-	-	-	2,555,055	-	-	-
2006	5	17,400	317,000	2,555,055	18.22	7.95	12.41
2007	2	32,300	417,100	2,266,072	12.95	14.72	18.41
2008	-	-	-	1,848,972	-	-	-
2009	-	-	-	1,848,972	-	-	-
2010	-	-	-	1,848,972	-	-	-

For purposes of the above table, the "total annual base rent" column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages. This is not indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.

We received a letter appraisal which states that it was prepared in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported an "as is" market value for Woodstock Square Shopping Center, as of June 3, 2001, of $28,000,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Item 7. Financial Statements and Exhibits.
  To be filed by amendment. Pursuant to Item 7(b)(2) of Form 8-K, the registrant hereby undertakes to file financial statements required in response to this item on an amendment to this Current Report on Form 8-K no later than 60 days after June 22, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RETAIL REAL ESTATE TRUST, INC.

By: /s/ Barry L. Lazarus

Name: Barry L. Lazarus

Title: President, Chief Operating Officer, Treasurer, Chief Financial Officer